Exhibit 99.1

ACI Worldwide Completes Corporate Online Banking Solutions Divestiture

September 1, 2022

$100 million cash proceeds enables future investments

Increases focus on core businesses

Enhances growth and financial flexibility

MIAMI, FL — Sep. 1, 2022 — ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical real-time payment software, today announced the completion of the previously-announced sale of its corporate online banking solutions to One Equity Partners (“OEP”), a private equity firm, for $100 million in cash. The sale includes customer contracts, technology assets and intellectual property. The employees dedicated to these solutions have transitioned to the new company.

The divestiture aligns with ACI’s three-pillar strategy, allows greater focus on faster-growing core business lines, and immediately produces cash to invest in the future.

“I am pleased to announce that we successfully closed the sale of our corporate online banking solutions and I am encouraged that the corporate online banking customers and employees will be served by a company strategically focused on taking the business to the next level,” said Odilon Almeida, president and CEO of ACI Worldwide.

“Our focused and disciplined execution of our strategy continues to gain traction in line with our commitment to maximize shareholder value. The divestiture enhances our growth rates and provides additional flexibility to invest in growth and return capital to shareholders through share repurchases,” he said.

“Our core business is resilient in a turbulent environment. This divestiture improves our growth profile and facilitates our progress towards achieving our targeted 7% to 9% revenue growth by 2024”, Almeida concluded.

The company has repurchased 2.7 million shares for $80 million year-to-date through August 31, 2022, with $136 million remaining on its share repurchase authorization.

ACI is adjusting its full-year and third quarter 2022 guidance to reflect the online banking solutions divesture.

		Prior Guidance	Divestiture impact	Adjusted Guidance
Q3 2022	Revenue Adjusted EBITDA	$310 million to $325 million $50 million to $65 million	$4 million $1 million	$306 million to $321 million $49 million to $64 million

Full Year 2022	Revenue Adjusted EBITDA	$1.415 billion to $1.435 billion $400 million to $415 million	$15 million $5 million	$1.4 billion to $1.42 billion $395 million to $410 million

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About ACI Worldwide

ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.

© Copyright ACI Worldwide, Inc. 2022.

ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties’ trademarks referenced are the property of their respective owners.

About One Equity Partners

One Equity Partners (“OEP”) is a middle market private equity firm focused on the industrial, healthcare, and technology sectors in North America and Europe. The firm builds market-leading companies by identifying and executing transformative business combinations. OEP is a trusted partner with a differentiated investment process, a broad and senior team, and an established track record generating long-term value for its partners. Since 2001, the firm has completed more than 300 transactions worldwide. OEP, founded in 2001, spun out of JP Morgan in 2015. The firm has offices in New York, Chicago, Frankfurt, and Amsterdam. For more information, please visit www.oneequity.com.

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

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Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include,but are not limited to: (i) expectations that the divestiture enhances our growth rates and provides additional flexibility to invest in growth (ii) expectations that this divestiture improves our growth profile and facilitates our progress towards achieving our targeted 7% to 9% revenue growth by 2024, and (iii) revenue and adjusted EBITDA guidance for Q3 and full year 2022.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, implementation and success of our three-pillar strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy regulations, our involvement in investigations, lawsuits and other expense and time-consuming legal proceedings, exposure to unknown tax liabilities, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, the COVID-19 pandemic, and events outside of our control including natural disasters, wars, and outbreaks of disease. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

For more information contact:

Investors

John Kraft

SVP, Head of Strategy and Finance

john.kraft@aciworldwide.com

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